--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 16, 1998


                             BIG SMITH BRANDS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                       001-13590            13-3005371
--------------------------------------------------------------------------------
State or other jurisdiction of         (Commission          (IRS Employer
incorporation or organization           File No.)        Identification No.)


7100 West Camino Road, Suite 402, Boca Raton, Florida                  33433
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)

                                 (561) 367-8283
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
--------------------------------------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant

         On January 16, 1998, Big Smith Brands, Inc. (the "Company") accepted the resignation of Baird, Kurtz & Dobson ("BKD") as its principal accountants. The decision to accept the resignation of BKD was approved by the Company's Board of Directors. BKD's reports on the financial statements for the past two years contained no qualification, adverse or disclaimer of opinion. Their report dated February 26, 1997, however, included a paragraph regarding substantial doubt about the Company's ability to continue as a going concern. Through the date of BKD's resignation, there were no disagreements with BKD on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of such accountants, would have caused them to make reference to the subject matter of the disagreements in connection with their reports.

         The Company is currently in the process of selecting new principal accountants.

Item 7.  Financial Statements  and  Exhibits

         (c)   Exhibits.


               16.1 Letter from BKD re resignation as certifying accountant.
                    (Filed with this Amendment No. 1.)



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:  January 26, 1998


                                   BIG SMITH BRANDS, INC.



                                   By /s/ Terry L. Dober
                                   ----------------------------------------
                                   Terry L. Dober
                                   Vice President of Finance and Authorized
                                     Registrant Signer (Principal Accounting
                                     and Financial Officer)


                                       -2-